Exhibit 10.13

SUMMARY DESCRIPTION OF THE
COMPANY MANAGEMENT INCENTIVE PROGRAM

I.Introduction

The Company Management Incentive Program (“CMIP”) is designed to provide an incentive cash compensation opportunity to the CEO of W.W. Grainger, Inc. (the “Company”), the Company’s other named executive officers, and the CEO’s other direct reports (individually, a participant, and collectively, the participants) based upon: two key financial factors that drive improvements in shareholder value: return on invested capital (“ROIC”); and year-over-year daily sales growth (“Sales Growth”) as defined below and an Environmental, Social and Governance (ESG) modifier that can increase or decrease payouts determined by financial performance by up to +/-10 percentage points based on two quantitative metrics: total absolute scope 1 and 2 emissions and diverse leadership representation.

II.Objectives

The CMIP is designed to:

•Encourage decision-making focused on growing the business profitably and efficiently, thus leading to improvements in shareholder value;
•Influence participants to make decisions consistent with shareholders’ interests;
•Align participant actions with relevant Company objectives; and
•Attract and retain the talent required to achieve the Company’s objectives.

III.Eligibility

Eligibility for participation in the CMIP is limited to the Company’s CEO and the CEO’s direct reports. Criteria for selection as a participant are external market practice, impact of the role and internal practice. Participation in the CMIP is subject to the eligibility provisions in Section B of the attached Terms and Conditions.

IV.Performance Measures

Shareholder value will improve most dramatically if the Company can achieve these goals simultaneously:
1.Produce a favorable rate of ROIC; and
2.Grow the business rapidly.

The 20[] CMIP will be based on the Company’s achievement of ROIC and Sales Growth targets, and will be equal to a percentage of each participant’s target award (“% Payout”) and the ESG modifier can increase or decrease payouts determined by financial performance by up to +/-10 percentage points as follows:

% Payout = (ROIC component + Sales Growth component) +/- ESG Modifier Results

The maximum award that may be paid to a participant is capped at 200% of such participant’s target incentive (inclusive of any adjustment from the ESG Modifier).

ROIC Component

ROIC is generally defined as total Company operating earnings divided by the Company’s net working assets:

ROIC = Operating Earnings
Net Working Assets

The ROIC component will range from []% to []% of a participant’s total target incentive award.

Sales Growth Component

Sales Growth is defined as total Company year-over-year daily sales growth performance:

Sales Growth =	Total Daily Sales, Current Year	-1
Total Daily Sales, Prior Year
The Sales Growth component will range from []% to []% of a participant’s total target incentive.

The calculations of ROIC and Sales Growth will exclude the effect of any mergers, acquisitions or divestitures with a closing date that occurs during the same fiscal year. In other words, the impact of any merger, acquisition or divestiture on sales growth, operating earnings and net working assets will be excluded when calculating the Company’s achievement of the performance measures. The calculations of ROIC and Sales Growth may also be adjusted from time to time to exclude other items that the Company believes may not be indicative of core operating results. In any such case, reconciliations of any non-GAAP financial measures to the most directly comparable GAAP financial measures will be provided as required or appropriate in the Company’s disclosures relating to the compensation paid to its named executive officers.

ESG Modifier Component

The ESG modifier can increase or decrease payouts determined by financial performance by up to +/-10 percentage points based on two quantitative metrics: total absolute scope 1 and 2 GHG emissions (on a global basis) and diverse leadership representation in the United States and Canada.

The Compensation Committee of the Board (the “CCOB”) reviews and recommends for approval by the Board of Directors of the Company (the “Board”) any payouts under the CMIP, including in respect of the exercise of any discretion to modify the payout formula. Any CMIP payouts to the CEO are approved by the Board’s independent directors in executive session without management present.

V.Target Incentive Award

Also known as the target incentive, the target awards for each participant are stated as a percentage of the participant’s base salary (“Target Incentive %”) (alternatively the target awards may be stated as a target value expressed as a fixed dollar amount). Target awards follow competitive market practice and internal considerations.

VI.Determination of Payment Amounts

The following process is used to determine the payment amount for each participant.

•Step 1: The Company’s finance function (“Finance”) determines the performance results for the ROIC component and the resultant performance to goal, and computes the appropriate percentage of the target incentive earned.

•Step 2: Finance determines the performance results for the Sales Growth component and the resultant performance to goal, and computes the appropriate percentage of target incentive earned.

•Step 3: Finance calculates the CMIP payout amount, as follows:
◦Total % Payout = ROIC Component + Sales Growth Component

•Step 4: Finance and the Company’s ESG function calculate the performance results for the ESG modifier metrics which can adjust the financial payout determined in Step 3 by +/- 10 percentage points. The final CMIP payout is determine as follows:
◦Total % Payout = (ROIC Component + Sales Growth Component)+/-ESG modifier adjustment

•Step 5: The Company’s executive compensation function (“Executive Compensation”) calculates each participant’s incentive award earned as follows:
◦Incentive Earned = Base Salary (as of December 31, 20[]) x Target Incentive % x Total % Payout

Participants holding incentive-eligible jobs for part of the year will earn an adjusted award based on the eligibility provisions of the CMIP Terms and Conditions.

•Step 6: Management assists the CCOB by making recommendations, and the CCOB reviews and recommends for Board approval the final incentive amounts for each participant. Any CMIP payout to the CEO is approved by the Board’s independent directors in executive session without management present.

•Step 7: Executive Compensation is responsible for setting communication standards for the final incentive amounts earned by each participant and the payment dates.

TERMS AND CONDITIONS OF THE
COMPANY MANAGEMENT INCENTIVE PROGRAM (CMIP)

Capitalized terms used but not defined herein have the meaning ascribed thereto in Section H. below.

A.Program Year
The CMIP covers the period from January 1, 20[] to December 31, 20[].

B.Eligibility Provisions
Specific eligibility provisions are developed and reviewed annually. Eligibility provisions for Participants on active payroll are outlined below. For purposes of the following provisions, pro-rata calculations are based on the number of days in each month.

1.Full-Year Participation – Participants who were in incentive-eligible jobs for the full year will be eligible to receive a full award under the CMIP, except as noted below.

2.First-Year Participation (internal promotion or external hire) – Participants who are placed into an incentive eligible job on or before November 30 will be eligible to receive a pro-rata award based on the number of months in the eligible job. Participants placed in an eligible job on or after December 1 are not eligible to participate in the CMIP for that year (except as approved by the CCOB).

3.Changes in Target CMIP Percentage – Participants who have their Target CMIP Percentage change during the year due to promotion, demotion or reclassification of the current job will receive an award pro-rated based on the number of months at each Target CMIP Percentage level and Participant’s Base Salary during each such month.

4.Transfer to Another Incentive Program – A Participant who changes jobs during the year such that the former and current jobs participate in different incentive programs will receive an award pro-rated based on the number of months at each Target CMIP Percentage level at each eligible job.

5.Transfer to a Non-Incentive Eligible Job – A Participant in an incentive-eligible job who transfers to a non-incentive-eligible job will receive a pro-rata award for the number of months based on the applicable Target CMIP Percentage level in an eligible job. Payment will be made on the next incentive payment date.

6.Job Elimination or Downgrade – In the sole discretion of Management, if a Participant’s job is eliminated for business reasons or is downgraded and the Participant’s new job is non-incentive eligible, a pro-rata award for the current year will be made on the next incentive payment date, regardless of the effective date of the job elimination or downgrade. In the event the Participant does not continue Employment, any award for the current year will be made on the next incentive payment date. The salary used in the calculations will be the Participant’s Base Salary as of the Participant’s last day of Employment.

7.Voluntary Resignation – If Participant resigns and the date of exit is before the CMIP payment date for a given year, no award will be paid. The Participant will not receive any incentive payment despite formerly being in an incentive-eligible job.

8.Death, Retirement or Long-term Disability – If a Participant dies, retires following attainment of the Normal Retirement Date or suffers a long-term disability which prevents their continued performance of their duties at the Company, a pro-rata award will be made for the current year to the Participant or the Participant’s estate on the next incentive payment date. The salary used in the calculations will be the Base Salary as of their last day worked.

9.Pro-rata Calculation – Participation in CMIP will be calculated in whole months with the 14th calendar day of the month as the cutoff. For example, if a Participant is in the job on the 14th day of the month, they will get credit for the whole month, if they are on the job on the 15th, they will get credit beginning the next month (e.g., transfer into an eligible job on January 15th – February 14th will get 11/12th CMIP for the year, transfer into an eligible job between January 1st and January 14th will get 12/12th CMIP).

10.Good Standing – Eligible Employees must be in good standing, as determined in the sole discretion of Management, to be eligible for participation in the CMIP. A Participant who is on a performance improvement program will not be deemed to be in good standing.

C.Termination of Employment; Engaging in Misconduct; Excess Payments; Restatement of Inaccurate Financial Results; Indemnification; Conflicts

1.If (a) the Participant’s Employment is terminated by the Employer for whatever reason (other than by reason of job elimination), (b) the Employer does not renew an employment contract (if applicable) with a Participant or (c) the Participant Engaged in Misconduct, or is believed to have Engaged in Misconduct, all awards will be forfeited.

2.If a Participant Engaged in Misconduct or is believed to have Engaged in Misconduct, the Company shall be entitled to recover from the Participant, and Participant shall re-pay any cash sum received pursuant to the CMIP, in whole or in part, for any period of time, as the Company deems appropriate under the circumstances. Further, if the Participant (or former Participant) receives any amount in excess of what the Participant (or former Participant) should have received under the terms of the CMIP for any reason (including, without limitation, by reason of a mistake in calculations or administrative error or as otherwise may be required by any applicable Laws or listing standard adopted by the New York Stock Exchange), all as determined by Management in its discretion, then the Company shall have the right to cancel the award, require the repayment of any excess cash distribution acquired pursuant to, or received in connection with, the CMIP or take any other action it deems appropriate under the circumstances with respect to recouping any such excess payment for the period the Company determines appropriate.

3.The Company shall have the discretion to recover awards that were paid or settled to the Participant at a time when she or he was an employee of the Employer in the following instances:

a.If the payment or settlement of awards would have been lower had the achievement of applicable financial performance goals been calculated based on any restated financial results, if the Participant Engaged in Misconduct; and/or

b.In the case of inaccurate financial results, whether or not they result in a restatement, and whether or not the Participant has Engaged in Misconduct; and/or

c.For any reason (including, without limitation, by reason of a mistake in calculations or administrative error), all as determined by Management in its discretion.

Except in circumstances where a Participant has Engaged in Misconduct or for a longer period of time if required by applicable Law or a listing standard adopted by the New York Stock Exchange, awards received or settled more than three years after the date of the initial filing with the U.S. Securities & Exchange Commission that contained the incorrect financial results shall not be subject to recovery under this Section C.3.

4.The rights and obligations of each Participant under the terms and conditions of the Participant’s Employment shall be unaffected by the Participant’s participation in the CMIP or any right the Participant may have with the Company to participate in the CMIP. A Participant who participates in the CMIP waives any and all rights to compensation or damages in consequence of the termination of the Participant’s Employment for any reason insofar as those rights arise or may arise from the Participant’s forfeiture of an award under the CMIP as a result of such termination or from the loss or diminution in value of rights or entitlements the Participant may have under the CMIP. If necessary, a Participant’s terms of Employment shall be varied accordingly.

5.The exercise of the Company of its rights under this Section C shall not constitute the recovery of liquidated damages, nor shall the exercise of such rights be deemed its exclusive remedy, but shall be in addition to all other rights available at law or in equity. By participating in the CMIP, the Participant expressly agrees to indemnify and hold the Company and the Participant’s Employer harmless from any loss, cost, damage or expense (including attorneys' fees) that the Company or the Employer may incur as a result of the Participant’s actions or in the Company’s and/or the Employer’s efforts to recover such previously made payments or value pursuant to this Section C.

6.In the event of any conflict between these Terms and Conditions and the terms and conditions of any equity award agreement, including any Restricted Stock Unit Agreement, Performance Share Award Agreement or Stock Option Award Agreement, or any Unfair Competition Agreement, in each case, to which the Employer and the Participant are parties, the terms and conditions that carry the greater obligation on the part of the Participant shall control and be determinative in all respects.

7.Notwithstanding anything to the contrary under these Terms and Conditions, the Company may cancel, recoup, rescind, or otherwise recover any award or compensation made under the CMIP if such recovery is pursuant to a claw-back or recoupment policy adopted by the Company from time to time or as otherwise permitted or required by applicable law or listing standard adopted by the New York Stock Exchange.

D.Oversight of CMIP and Administration
The CCOB and the Board of Directors of the Company (the “Board”) are responsible for the oversight of the CMIP.

Management assists the CCOB by making recommendations, and the CCOB reviews, in conjunction with its independent compensation consultant, and recommends for Board approval any changes to CMIP design and the final incentive amounts payable to each Participant. Any CMIP design changes, payouts or other actions impacting the CEO’s compensation are approved by the Board’s independent directors in executive session without management present.

The administration of the CMIP, including the calculation of payments, is the responsibility of the Company.

E.Payment
Payment under the CMIP will be made annually on or before March 15 for the prior year’s results unless country-specific regulations require otherwise. Payment will be made by the Employer in local currency or equivalent, less applicable withholding taxes and other amounts required to be withheld.

Notwithstanding anything herein to the contrary, payment of all or part of awards under the CMIP that are subject to or otherwise result in disallowance as deductions for employee remuneration under Section 162(m) of the Internal Revenue Code of 1986, as amended, shall be deferred as and to the extent provided by the Board or the CCOB.

F.Right of Continued Employment
Participation in the CMIP is not a guarantee of continuing Employment or of continued participation in the CMIP in any subsequent year.

G.Amendment or Termination of CMIP
The CCOB may from time to time recommend that the Company amend, change or terminate the CMIP to the Board for approval. Any amendment, change or termination related to the CEO’s CMIP is subject to review by the CCOB and approval by the Board’s independent directors in executive session without management present.

For Participants other than the CEO, the Company also reserves the right, subject to the review and approval of the CCOB and the Board, to amend these Terms and Conditions or the CMIP at any time and from time to time, with or without prior notice; provided, that no amendment shall, without the consent of the Participant, operate to affect adversely any previously earned payment.

H.Definitions

Base Salary is defined as the locally relevant rate of pay used to determine a CMIP award.

CCOB is the Compensation Committee of the Board.

CMIP is the Company Management Incentive Program, as governed by these Terms and Conditions.

Company is W.W. Grainger, Inc.

Eligible Employee is the Company’s CEO and each employee of the Company or its subsidiaries that directly reports to the Company’s CEO.

Employer is the Company or the local subsidiary of the Company that employs the Participant.

Employment is a Participant’s employment with the Employer in accordance with the terms and conditions of their employment contract, if any, in business units where applicable.

Engaged in Misconduct means a Participant:

(i)has breached any contract or agreement with the Employer;

(ii)has made any unauthorized disclosure of any of the trade secrets or confidential information of Employer;

(iii)has committed an act of embezzlement, fraud or theft with respect to the property of Employer;

(iv)has engaged in conduct which violates the company’s Business Conduct Guidelines, employee handbook, or any anti-corruption or bribery law (whether involving government officials or otherwise);

(v)has deliberately disregarded the rules of the Employer in such a manner as to cause any loss, damage or injury to, or otherwise endanger the property, reputation or employees of the Employer;

(vi)induced any employee, supplier, customer, agent or contractor of Employer or any other individual to take any action described in (i)-(v) above;

(vii)intends to take any action described in (i)-(vi) above; or

(viii)has taken any other action that Management in its discretion determines to be detrimental.

Management means the CEO of the Company and the CEO’s direct reports or their respective duly authorized designees.

Normal Retirement Date has the meaning ascribed thereto in the W.W. Grainger, Inc. Employees Profit Sharing Plan, as the same was amended and/or restated from time to time.

Participant is each Eligible Employee who has been designated by the CCOB to participate in the CMIP.

Target CMIP Percentage is the target percentage determined by the Board of a Participant’s Base Salary used to calculate such Participant’s incentive award before any performance criteria increase or decrease the award.

Termination Date is the date a Participant ceases Employment howsoever caused.

Terms and Conditions are these Terms and Conditions as amended from time to time.

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